PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 29,	May 1,	April 29,	May 1,
	2012	2011	2012	2011
Net sales	$117,451	$133,103	$229,605	$253,926
Costs and expenses:
Cost of sales	(87,590)	(96,617)	(174,286)	(186,845)
Selling, general and administrative	(12,201)	(11,448)	(23,526)	(22,162)
Research and development	(4,441)	(3,940)	(8,885)	(7,711)
Consolidation, restructuring and related charges	(58)	-	(1,176)	-
Operating income	13,161	21,098	21,732	37,208
Debt extinguishment loss	-	(30,286)	-	(30,286)
Other expense, net	(968)	(2,585)	(1,377)	(1,629)
Income (loss) before income taxes	12,193	(11,773)	20,355	5,293
Income tax provision	(2,663)	(3,260)	(5,984)	(6,742)
Net income (loss)	9,530	(15,033)	14,371	(1,449)
Net income attributable to noncontrolling interests	(712)	(1,405)	(1,285)	(2,878)
Net income (loss) attributable to Photronics, Inc.	$8,818	$(16,438)	$13,086	$(4,327)

Earnings (loss) per share:
Basic	$0.15	$(0.30)	$0.22	$(0.08)
Diluted	$0.14	$(0.30)	$0.21	$(0.08)

Weighted average number of common shares
outstanding:
Basic	60,086	55,685	59,952	54,751
Diluted	76,590	55,685	76,472	54,751